EXHIBIT 99.1
SMART Modular Technologies (WWH), Inc. Completes Exchange Offer for Notes Registration
FREMONT, Calif., October 27, 2005 — SMART Modular Technologies (WWH), Inc. (the “Company”) announced today that it has exchanged $125,000,000 aggregate principal amount of its new Senior Secured Floating Rate Exchange Notes (“Senior Exchange Notes”) for $125,000,000 aggregate principal amount of its existing Senior Secured Floating Rate Notes (“Senior Restricted Notes”). A Registration Statement under the Securities Act of 1933 with respect to the Senior Exchange Notes was declared effective by the Securities and Exchange Commission on September 27, 2005.
The terms and conditions of the exchange offer are set forth in the Company’s Prospectus, dated September 28, 2005, and the accompanying Letter of Transmittal and other attachments.
Copies of the Prospectus and related documents may be obtained from U.S. Bank National Association at (800) 934-6802. Questions should be directed to Jack A. Pacheco, Vice President & Chief Financial Officer of the Company, at (510) 623-1231.
About SMART
SMART Modular Technologies is a leading independent designer, manufacturer and supplier of value added subsystems to original equipment manufacturers, or OEMs. SMART’s subsystem products include memory modules, embedded computing and thin film transistor-liquid crystal display (TFT-LCD) products. SMART also provides its customers with comprehensive design, manufacturing, testing and logistics services. Its products and services are used for a variety of applications in the computing, networking, communications, printer, storage and industrial markets. SMART’s global footprint enables it to respond to its customers’ requirements worldwide. See http://www.smartm.com for more information.
Contact:
     Jack Pacheco
     Vice President and Chief Financial Officer
     SMART Modular Technologies (WWH), Inc.
     jack.pacheco@smartm.com
     510-623-1231
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